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Exhibit 99(d)

Independent Auditors' Report

THE BOARD OF DIRECTORS AND SHAREHOLDERS
THE ST. PAUL COMPANIES, INC.:

        We have audited the accompanying consolidated balance sheets of The St. Paul Companies, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, shareholders' equity, comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of The St. Paul Companies, Inc. and subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

        As discussed in Notes 1 and 8 to the consolidated financial statements, in 2001 the Company adopted the provisions of the Statement of Financial Accounting Standards No.133, "Accounting for Derivative Instruments and Hedging Activities" and, as also described in Note 1, in 1999 the Company adopted the provisions of Statement of Position No. 97-3, "Accounting by Insurance and Other Enterprises for Insurance-Related Assessments."

/s/ KPMG LLP

KPMG LLP
Minneapolis, Minnesota
January 23, 2002

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